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                                                                EXHIBIT 10.7


                  2003 BONUS PLAN FOR CERTAIN KEY EMPLOYEES

     The Company has a discretionary bonus program under which exempt salaried employees (other than the Chairman and the CEO) may be paid bonuses based on a percentage of base annual salary. The bonus percent is based on a variety of guidelines including the performance levels of the respective business units measured by earnings before tax. The Chairman and the CEO participate in this plan, however their bonuses are specifically determined by the board of directors.













































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